Rachlin Cohen & Holtz LLP
One S.E. Third Avenue
10th Floor
Miami, Florida 33131
Tel. (306) 377-4228

December 19, 2002

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read Item 4, the statements made by Private Capital Investors, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of the Form 8-K, as part of the Company’s Form 8-K report dated December 16, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ Rachlin Cohen & Holtz LLP